EXHIBIT 99.6

UNAUDITED SELECTED PRO FORMA COMBINED FINANCIAL INFORMATION

     The following unaudited pro forma combined condensed financial information is based upon historical financial statements of Market Intelligence, Inc. (“MI”), Fidelity National Credit Service, Inc. (“FNCS”), Fidelity National Flood, Inc. (“Flood”), Fidelity National Tax Service, Inc. (“FNTS”), International Data Management Corporation (“IDM“) (collectively, FNTS and IDM are referred to herein as the “Fidelity Subsidiaries”) (collectively, MI, FNCS and Flood are referred to herein as the “Chicago Subsidiaries”) and Fidelity National Information Solutions, Inc. (formerly Vista Information Solutions, Inc.) (“Vista” or “Registrant”), and has been prepared to illustrate the effects of (i) the acquisition of Chicago Title and Trust Co. by Fidelity National Financial, Inc. (“Fidelity”) in March 2000, (ii) the acquisition of IDM by Fidelity in January 2001, (iii) the reverse acquisition purchase accounting of Registrant by the Fidelity Subsidiaries, as accounting acquiror, (iv) the conversion of the Series A, A-1 and A-2 preferred stock into common stock, and (v) the one-for-seven reverse stock split. The Unaudited Pro Forma Condensed Combined Financial Information assumes the issuance of approximately 120,480,283 (pre-split) shares of Registrant common stock, which represents approximately 77% of Registrant’s outstanding common stock, not including 950,000 shares of Registrant common stock, convertible debt and Series F preferred Stock that Fidelity already owned before the merger. The information provided for the Fidelity Subsidiaries has been derived from the Fidelity Subsidiaries’ historical financial statements. The information provided for Registrant has been derived from Registrant’s historical financial statements and has been reclassified to conform to the presentation used by the Fidelity Subsidiaries.

     The unaudited pro forma combined condensed balance sheet as of June 30, 2001 gives effect to the Mergers and the Share Exchange, the conversion of the preferred stock and the one-for-seven reverse stock split as if these transactions were consummated on June 30, 2001. The unaudited pro forma combined condensed income statement for the year ended December 31, 2000 gives effect to the Chicago acquisition, the IDM acquisition, the Mergers and the Share Exchange, the conversion of the preferred stock and the reverse stock split as if these transactions had been completed as of January 1, 2000. The unaudited pro forma combined condensed income statements for the six months ended June 30, 2001 gives effect to the Mergers and the Share Exchange, the conversion of the preferred stock and the reverse stock split as if these transactions had been completed as of January 1, 2001.

     As a result of these assumptions, estimates and uncertainties, the accompanying unaudited pro forma combined condensed financial information is provided for comparative purposes only and is not indicative of the results of operations or financial position of the combined companies that would have occurred had these transactions been consummated at the beginning of the periods presented or on the date indicated, nor is it indicative of future operating results or financial position. The unaudited pro forma adjustments are based upon currently available information and upon certain assumptions that management believes are reasonable under the circumstances. The allocation of the purchase price is preliminary. Registrant has not yet had an opportunity to obtain appraisals or other relevant information related to the valuation of assets and liabilities. The unaudited pro forma combined condensed financial information and related notes thereto should be read in conjunction with Registrant’s consolidated financial statements and the financial statements of the Fidelity Subsidiaries and Chicago Subsidiaries.

     These pro forma statements include substantial costs related to the integration of the Chicago Subsidiaries with the Fidelity Subsidiaries and to the discontinued operations of Vista Cyberhomes.com in 2000 and Registrant’s flood operations in April 2001.

     Management has identified certain expense savings, which it believes will be achieved through the integration of the two businesses' operations and the elimination of redundant overhead expenses, data acquisition costs and duplicate sales, marketing and administration functions. No adjustment has been included in the unaudited pro forma combined condensed financial statement for these anticipated expense savings.

     In July 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 141, "Business Combinations" ("SFAS No. 141") and Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets" ("SFAS No. 142"). SFAS No. 141 requires that all business combinations be accounted for under the purchase method. The statement further requires separate recognition of intangible assets that meet one of two criteria. The statement applies to all business combinations initiated after June 30, 2001.

     SFAS No. 142 requires that an intangible asset that is acquired shall be initially recognized and measured based on its fair value. The statement also provides that goodwill should not be amortized, but shall be tested for impairment annually, or more frequently if circumstances indicate potential impairment, through a comparison of fair value to its carrying amount. Existing goodwill will continue to be amortized through the remainder of 2001 at which time amortization will cease and Registrant will perform a transitional goodwill impairment test. SFAS No. 142 is effective for fiscal periods beginning after December 15, 2001.

PRO FORMA COMBINED CONDENSED BALANCE SHEET
(in thousands)

	As of June 30, 2001

	Fidelity			Pro Forma		Combined
	Companies	Vista	Combined	Adjustments		Pro Forma

Assets
Cash	$5,795	$779	$6,574	$(3,607)	C	$2,967
Accounts receivable, net	23,337	7,449	30,786			30,786
Inventories	—	878	878			878
Prepaid expenses and other current assets	12,112	3,928	16,040	(432)	B	15,608

Total current assets	41,244	13,034	54,278	(4,039)		50,239

Fixed Assets and software, net	3,598	8,529	12,127	(2,120)	B	10,007
Deferred tax asset	3,804	—	3,804			3,804
Intercompany receivable	(3,607)	—	(3,607)	3,607	C	—
Cost in excess of net assets acquired, net	51,551	20,615	72,166	19,673	B,D	91,839
Other intangibles, net	—	11,081	11,081	(2,806)	B	8,275
Other assets	245	4,381	4,626			4,626

TOTAL ASSETS	$96,835	$57,640	$154,475	$14,315		$168,790

Liabilities and Equity
Accounts payable	$5,259	$5,859	$11,118	$2,703	B	$13,821
Current maturities of capital lease obligations	—	772	772			772
Notes payable	660	—	660			660
Deferred revenue	6,658	4,355	11,013			11,013
Income taxes payable	3,582	—	3,582			3,582
Other current liabilities	2,767	4,045	6,812			6,812

Total current liabilities	18,926	15,031	33,957	2,703		36,660

FNF revolving credit line	—	—	—	20,606	D	20,606
Secured revolving credit line	—	7,039	7,039	(7,039)	D	—
Secured, subordinated convertible note	—	18,246	18,246	(18,246)	D	—
Subordinated bridge loan	—	1,900	1,900	(1,900)	D	—
Capital lease obligations	—	192	192			192
Deferred revenue	4,648	133	4,781			4,781
Other liabilities	—	—	—			—

TOTAL LIABILITIES	23,574	42,541	66,115	(3,876)		62,239

Minority Interests	1,068	—	1,068			1,068

Preferred stock	3,520	—	3,520	(3,520)	A	—
Preferred stock Vista Series A Convertible	—	1	1	(1)	A	—
Common stock	990	26	1,016	(994)	A	22
Additional paid in capital	64,201	91,442	155,643	(53,664)	A,D	101,979
Accumulated other comprehensive loss	—	(304)	(304)	304	A	—
Retained earnings (accumulated deficit)	3,482	(76,066)	(72,584)	76,066	A	3,482

TOTAL EQUITY	72,193	15,099	87,292	18,191		105,483

TOTAL LIABILITIES & EQUITY	$96,835	$57,640	$154,475	$14,315		$168,790

PRO FORMA COMBINED CONDENSED INCOME STATEMENT
(in thousands, except per share data)

	For the Year Ended December 31, 2000

	Fidelity	Pro Forma		Combined			Pro Forma		Combined
	Companies	Adjustments		Fidelity	Vista	Combined	Adjustments		Pro Forma

Revenues
Total revenue	$113,082	$—		$113,082	$85,663	$198,745	$—		$198,745
Expenses
Personnel costs	40,210	—		40,210	41,241	81,451			81,451
Other operating expenses	64,873	174	E	65,047	47,024	112,071			112,071
Interest expense	19	—		19	3,185	3,204			3,204

Total expenses	105,102	174		105,276	91,450	196,726	—		196,726

Earnings before amortization of cost in excess of net assets acquired	7,980	(174)		7,806	(5,787)	2,019	—		2,019
Amortization of cost in excess of net assets acquired	2,755	1,721	E,F	4,476	5,374	9,850	(5,374	) (H)	4,476

Pretax earnings (loss)	5,225	(1,895)		3,330	(11,161)	(7,831)	5,374		(2,457)

Income tax expense (benefit)	3,354	(584)	G	2,770	89	2,859	(2,051	) (G)	808

Net earnings (loss) before preferred stock dividend and cumulative effect of change in accounting principle	$1,871	$(1,311)		$560	$(11,250)	$(10,690)	$7,425		$(3,265)

Basic and diluted loss per common share before preferred dividend and cumulative effect of change
in accounting principle					$(0.44)				$(0.15)

Weighted average common
shares outstanding					25,406				22,269

PRO FORMA COMBINED CONDENSED INCOME STATEMENT
(in thousands, except per share data)

	For the Six Months Ended June 30, 2001

	Fidelity			Pro Forma		Combined
	Companies	Vista	Combined	Adjustments		Pro Forma

Revenues
Total revenue	$67,818	$36,110	$103,928			$103,928
Expenses
Personnel costs	22,308	21,504	43,812			43,812
Other operating expenses	40,463	18,669	59,132			59,132
Interest expense	2	1,732	1,734			1,734

Total expenses	62,773	41,905	104,678	—		104,678

Earnings before amortization of cost in excess of net assets acquired	5,045	(5,795)	(750)	—		(750)
Amortization of cost in excess of net assets acquired	3,234	2,824	6,058	(2,824	)(H)	3,234

Pretax earnings (loss)	1,811	(8,619)	(6,808)	2,824		(3,984)

Income tax expense (benefit)	720	224	944	(1,244	)(G)	(300)
Equity in net income (loss)	34	—	34			34
Merger-related expenses, net of applicable income taxes	—	537	537			537

Net earnings (loss) before preferred stock dividend and cumulative effect of change in accounting principle	$1,125	$(8,306)	$(7,181)	$4,068		$(3,113)

Basic and diluted loss per common share before preferred dividend and cumulative effect of change in accounting principle		$(0.32)				$(0.14)

Weighted average common shares outstanding		25,962				22,349

A.	Reflects the par value of the outstanding stock of Registrant after giving effect to the 120,480,283 (pre-split) shares of Registrant common stock issued to Fidelity in the reverse acquisition, the conversion of 782,564 preferred series A, A-1, and A-2 stock into 10,000,000 (pre-split) common stock and the one-for-seven reserve stock split effective at the close of this transaction. As a result, the 25,987,619 (pre-split) outstanding common stock of Registrant as of June 30, 2001 plus the 10,000,000 (pre-split) stock issued in connection with the conversion of the preferred stock plus the 120,480,283 shares issued to Fidelity in connection with the mergers and the share exchange yields 156,467,902 shares before the one-for-seven reverse stock split, which results in post-merger shares of 22,352,557 of $.001 par value common stock. In addition, this pro forma adjustment also reflects the retained earnings of the Fidelity Subsidiaries and Chicago Subsidiaries, the accounting acquirer.

B.	Reflects the valuation of Registrant under reverse purchase accounting of $33.3 million, based upon 35,987,619 outstanding shares of Registrant valued at $0.925 per share, which represents the average quoted market price of Registrant’s stock during the time the merger agreement was signed and announced. Additionally, the anticipated costs incurred by Fidelity in connection with the mergers and the share exchange was $1.4 million. The excess purchase price of $18.2 million over the net book value of $15.1 million is allocated to cost in excess of net assets acquired.

The significant adjustments comprising the purchase price allocation are as follows (amounts in millions):

Book value of Registrant net assets acquired at June 30, 2001	$15.1
Less: Goodwill of Registrant at June 30, 2001	(20.6)
Adjustment to eliminate duplicative software	(4.6)
Record exit, termination and other costs	(1.8)
Adjustment for Assumption and Settlement of Debt by Fidelity (see note D)	6.6
Other net adjustments	(0.3)
Goodwill	40.3

Total purchase price	$34.7

For purposes of these Pro Forma Condensed Financial Statements, the assets and liabilities acquired reflect their recorded book value except as noted. The allocation of the purchase price is preliminary. The Registrant has not yet had an opportunity to obtain appraisals or other relevant information related to the valuation of certain assets and liabilities. However, the Registrant does not believe that the difference between the recorded book value and the fair value ultimately assigned will have a material impact on the Registrant's pro forma financial position or result of operations.

C.	All inter company balances were settled prior to acquisition.

D.	Reflects the refinancing of the Moore note held by FNF, PNC credit facility, FNF bridge note into a new long term FNF debt instrument. The new credit facility is a five-year revolving line with a maximum of $25 million that will accrue interest at a rate of prime plus 2%. The Registrant expects to issue warrants to Fidelity as partial consideration of settlement of obligation between the Registrant and Fidelity.

E.	Reflects the purchase accounting adjustments associated with the acquisition of the Chicago entities in March of 2000, including the amortization of cost in excess of net assets acquired of approximately $26.2 million on a straight line basis over 15 years of $436,000 for the three months ended March 31, 2000. Also includes incremental depreciation and amortization in the amount of $174,000 for the three months ended March 31, 2000.

F.	Reflects the purchase accounting adjustments associated with the acquisition of IDM, primarily the amortization of cost in excess of net assets acquired of approximately $19.3 million on a straight line basis over 15 years of $1.3 million for 2000.

G.	Tax expense is reduced to the estimated effective tax rate of 40% multiplied by pre tax earnings adjusted for nondeductible amortization of costs in excess of net assets acquired.

H.	Reflects the reversal of Vista's amortization of goodwill, in accordance with SFAS 141 and 142. Under SFAS 141 and 142, there will be no amortization of goodwill for Vista from the date of acquisition, and effective January 1, 2002, there will be no amortization of goodwill for the Fidelity Subsidiaries and the Chicago Subsidiaries.